EX-5.1

                OPINION OF DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP

             [Letterhead of Dickstein Shapiro Morin & Oshinsky LLP]

                                February 20, 2001

Board of Directors
Discovery Laboratories, Inc.
350 South Main Street, Suite 307
Doylestown, Pennsylvania 18901

   Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan

Dear Sirs:

            We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of up to 799,041 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be issued upon the exercise of stock options granted under the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan") as a result of an amendment to such Plan increasing the number of shares issuable under such Plan from 2,200,959 to 3,000,000. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

            In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including without limitation, the Company's Certificate of Incorporation, as amended, and the Company's Bylaws, as amended, and resolutions of the Board of Directors. We have also examined certificates of the Company's officers and of public officials, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

            In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares offered by the Company pursuant to the Registration

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Statement, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

            No opinion is expressed herein with respect to any laws other than the Federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the heading "Legal Counsel" in the prospectus included in Part I of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

            The foregoing opinion is delivered to the Board of Directors of the Company in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

            We wish to call your attention to the fact that the fair market value of all securities of the Company that are beneficially owned by attorneys of this Firm exceeds $50,000.

                                Very truly yours,


                                /s/ Dickstein Shapiro Morin & Oshinsky LLP


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